UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2022

ARMATA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4503 Glencoe Avenue Marina del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	ARMP	NYSE American

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on November 16, 2022 (the “Meeting”), the shareholders of Armata Pharmaceuticals, Inc. (“Armata”) elected seven members to our board of directors, each for a one-year term expiring at the annual meeting of shareholders in 2023, as follows:

Members	Number of Shares Voted For	Number of Shares Voted Against or Abstained	Broker Non- Votes
Brian Varnum, Ph. D.	30,859,084	233,511	858,850
Jules Haimovitz	30,207,477	885,118	858,850
Odysseas D. Kostas, M.D.	30,227,120	865,475	858,850
Robin C. Kramer	30,968,830	123,765	858,850
Joseph M. Patti, Ph. D.	30,966,995	125,600	858,850
Todd C. Peterson, Ph. D.	30,966,799	125,796	858,850
Sarah Schlesinger, M.D.	30,862,657	229,938	858,850

At the Meeting, our shareholders next approved on a non-binding advisory basis, Armata’s 2021 executive compensation. The vote for such approval was 31,049,313 shares for, 28,667 shares against, 14,615 shares abstaining, and 858,850 shares of broker non-votes.

Also at the Meeting, our shareholders ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The vote for such ratification was 31,938,703 shares for, 6,798 shares against, 5,944 shares abstaining, and 0 shares of broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2022	Armata Pharmaceuticals, Inc.

	By:	/s/ Erin Butler
	Name:	Erin Butler
	Title:	Vice President, Finance & Administration